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EX-21.1
                                  SUBSIDIARIES
                                                                    EXHIBIT 21.1

                              PRESENT SUBSIDIARIES

                                                                      PERCENTAGE
                                                       STATE OR       OF VOTING
                                                      JURISDICTION    SECURITIES
                                                     INCORPORATION      OWNED
                                                     -------------      -----

Teradyne ATE (Wuxi) Co., Ltd .......................   Peoples Republic
                                                         of China       100%
Teradyne Benelux, Inc. (Ltd.) ......................   Delaware         100%
Teradyne Canada Limited ............................   Canada           100%
Teradyne de Costa Rica S.A. ........................   Costa Rica       100%
Teradyne GmbH ......................................   Germany          100%
Teradyne Holdings Limited ..........................   United Kingdom   100%
       Teradyne Limited ............................   United Kingdom   100%
Teradyne Hong Kong, Ltd. ...........................   Delaware         100%
Teradyne International, Ltd. .......................   Barbados         100%
Teradyne Ireland Limited ...........................   Ireland          100%
Teradyne Italia S.r.L ..............................   Italy            100%
Teradyne Japan, Ltd. ...............................   Delaware         100%
       Teradyne K.K ................................   Japan            100%
Teradyne Korea, Ltd. ...............................   Delaware         100%
Teradyne Leasing, Inc. .............................   Massachusetts    100%
Teradyne Malaysia, Ltd. ............................   Delaware         100%
Teradyne de Mexico, S.A. de C.V ....................   Mexico           100%
Teradyne Netherlands B.V ...........................   Netherlands      100%
Teradyne Netherlands, Ltd. .........................   Delaware         100%
Teradyne Philippines Limited .......................   Delaware         100%
Teradyne Realty, Inc. ..............................   Massachusetts    100%
Teradyne S.A.S. ....................................   France           100%
Teradyne Scandinavia, Inc. .........................   Delaware         100%
Teradyne Singapore, Ltd. ...........................   Delaware         100%
Teradyne Spain, Inc. ...............................   Delaware         100%
Teradyne Taiwan, Ltd. ..............................   Delaware         100%
Teradyne Thailand Inc. .............................   Delaware         100%
Alternative Delivery Systems Support, Inc. .........   North Carolina   100%
Control Automation Inc. ............................   Delaware         100%
Herco Technology Corp. .............................   California       100%
Kinetrix, Inc. .....................................   Delaware         100%
Megatest Corporation ...............................   Delaware         100%
       Megatest H.K. Ltd. ..........................   Hong Kong        100%
       Teradyne Philippines Ltd. ...................   California       100%
Perception Laminates, Inc. .........................   California       100%
Softbridge, Inc.....................................   Delaware         100%
Zehntel Holdings, Inc. .............................   California       100%
1000 Washington, Inc. ..............................   Massachusetts    100%